Exhibit 99.1
                                                   FOR IMMEDIATE RELEASE
                                                   Contact: John Monaghan
                                                   Telephone: 203-846-2274 x 110
                                                   Facsimile: 203-846-1776
                                                   john.monaghan@soundprints.com


TRUDY CORPORATION ANNOUNCES ELECTION OF ASHLEY C. ANDERSEN TO BOARD

Norwalk, Connecticut, May 13, 2002-Trudy Corporation (OTCBB:TRDY) announced that Ashley C. Andersen had been elected to its Board of Directors. Ms. Andersen is the Publisher of Trudy and the President of Studio Mouse LLC, a joint venture company formed by Trudy and Chart Studio (Pty) Ltd., a privately held South African company. Ms. Andersen earned her BA in Elementary Education with a major in language arts and a minor in social sciences from the School of Education, University of Michigan, Ann Arbor, MI. She also possesses a BA in English Literature from the School of Literature, Science and the Arts, University of Michigan, Ann Arbor, MI. Andersen began her career in publishing in 1989 with Plymouth Press, Vergennes, VT. After working in the field for several years as an editor, graphic artist and art director, she joined Trudy in March of 2000 as Associate Publisher. She was subsequently promoted to Publisher. Trudy Corporation was founded in 1947 as a privately owned designer and marketer of stuffed toys and became a public company in 1987. Trudy currently owns the exclusive license with the Smithsonian Institution for children's storybooks, read-a-long audio books and companion realistic toy products. It has active distribution into the retail toy and book trade, the warehouse clubs as well as schools and libraries. Also in its distribution portfolio is a mail order catalog and e-commerce business to consumers and the education community. Except for the historical information contained herein, the matters set forth in this press release are forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially. These forward-looking statements speak only as of the date hereof; Trudy Corporation disclaims any intent or obligation to update these forward-looking statements.


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